UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                         (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 2.01 below related to the Credit Agreement is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 18, 2015, Stamps.com Inc., a Delaware corporation (“SDC”) completed the acquisition (the “Acquisition”) of PSI Systems, Inc., a California corporation (“Endicia”), pursuant to the Stock Purchase Agreement dated as of March 22, 2015 (the “Stock Purchase Agreement”) by and among SDC, Endicia, and Newell Rubbermaid Inc., a Delaware corporation (“Newell”).

Pursuant to the Stock Purchase Agreement, SDC acquired 100% of the issued and outstanding shares (the “Shares”) of common stock of Endicia from a wholly-owned indirect subsidiary of Newell.

At the closing of the Acquisition, SDC purchased the Shares for a purchase price of approximately $215 million in cash net of cash assumed (the “Purchase Price”), subject to certain post-closing working capital and other adjustments.

The Purchase Price was funded with a combination of existing cash and $165 million borrowed by SDC under the Credit Agreement described below.

Other Agreements

Additionally, on November 18, 2015, concurrent with the closing of the Acquisition, SDC entered into a Credit Agreement by and among SDC, Wells Fargo Bank, National Association (“Wells Fargo”), JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto, and Wells Fargo as administrative agent for the lenders (the “Credit Agreement”).

The Credit Agreement provides for, among other things, (i) a revolving credit facility of up to $82,500,000, which includes a $1,000,000 sublimit for letters of credit and a $5,000,000 sublimit for swingline loans, and (ii) a term loan facility in an amount of $82,500,000. The proceeds of the loans advanced under the revolving credit facility were used to finance a portion of the Acquisition and would also be available, to the extent the revolving credit facility is paid down in the future, for working capital and general corporate purposes of SDC and its subsidiaries. The proceeds of the loans advanced under the term loan facility were used to finance a portion of the Acquisition.

The obligations of SDC under the Credit Agreement are jointly and severally and fully and unconditionally guaranteed by the subsidiaries of SDC, other than the immaterial subsidiaries, as such term is defined in the Credit Agreement, subject to certain exceptions (such subsidiaries, together with SDC, collectively, the “Credit Parties”). The obligations of the Credit Parties under the Credit Agreement and the other loan documents delivered in connection therewith are secured by a first priority security interest in substantially all of the existing and future personal property of the Credit Parties, including, without limitation, all Accounts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, and Intellectual Property, in each case, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York, subject to certain exceptions, and by a first lien mortgage on SDC’s El Segundo real estate, all as further set forth in the Collateral Agreement dated as of November 18, 2015 by and between the Credit Parties and Wells Fargo as administrative agent for the lenders (the “Collateral Agreement”).

The interest rates per annum applicable to loans, other than swingline loans, under the Credit Agreement will be, at SDC’s option, calculated based on either a base rate or a LIBOR rate, as defined in the Credit Agreement, in each case plus an applicable margin percentage. The interest rate per annum applicable to swingline loans under the Credit Agreement will be equal to a base rate plus an applicable margin percentage. The applicable margin percentage is based on the consolidated total leverage ratio of SDC and its subsidiaries, as further defined in the Credit Agreement.

The maturity date for the revolving credit facility and the term loan facility is November 18, 2020. The term loan facility will amortize (i) in equal quarterly installments of $1,031,250 for the first four fiscal quarters, commencing December 31, 2015, (ii) in equal quarterly installments of $1,546,875 for the next four fiscal quarters, commencing December 31, 2016, (iii) in equal quarterly installments of $2,062,500 for the next four fiscal quarters, commencing December 31, 2017, (iv) in equal quarterly installments of $2,578,125 for the next four fiscal quarters, commencing December 31, 2018, (v) in equal quarterly installments of $3,093,750 for the next four fiscal quarters, commencing December 31, 2019, with the balance to be due and payable at maturity. The loans advanced under the term loan facility shall be subject to mandatory payments equal to excess cash flow under certain circumstances, as defined in the Credit Agreement, at the end of each fiscal year, and upon the occurrence of debt issuances, asset sales and insurance and condemnation events, subject to certain carve outs and reinvestment provisions.

The Credit Agreement contains customary representations and warranties and certain covenants that limit (subject to certain exceptions) the ability of the Credit Parties to, among other things, (i) incur or guarantee additional indebtedness, (ii) incur or suffer to exist liens securing indebtedness, (iii) make investments, (iv) consolidate, merge or transfer all or substantially all of their assets, (v) sell assets, (vi) pay dividends or other distributions on, redeem or repurchase capital stock, and (vii) enter into transactions with affiliates.

In addition, the Credit Agreement contains financial covenants that (i) require the ratio of the amount of SDC and its subsidiaries’ consolidated total indebtedness to consolidated EBITDA to be less than certain maximum ratio levels, and (ii) require the ratio of the amount of SDC and its subsidiaries’ consolidated EBITDA to consolidated interest expense to be greater than a certain minimum ratio level, as further defined in the Credit Agreement.

In addition, the Credit Agreement contains a $20 million minimum liquidity test as one of the conditions necessary to take certain otherwise prohibited actions such as permitted acquisitions.

The Credit Agreement also contains customary events of default. If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing summary of the Credit Agreement and the Collateral Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Collateral Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 2.01.  The Stock Purchase Agreement was previously described in a Form 8-K filed March 24, 2015 and included as Exhibit 2.1 to SDC’s Quarterly Report on Form 10-Q filed May 11, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 above related to the Credit Agreement and Collateral Agreement is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 18, 2015, SDC issued a press release regarding the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as SDC or management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of SDC stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited any failure by SDC to implement its plans, forecasts and other expectations with respect to Endicia’s business and realize additional opportunities for growth and innovation; failure to promptly and effectively integrate Endicia’s operations, services and technology; and the effect of the announcement of the closing of the transaction on the ability of SDC and Endicia to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally; and the other risks and important factors contained and identified in SDC’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. Except as required by law, SDC undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) are not included in this report and will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b)	Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) are not included in this report and will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1
+Credit Agreement made and entered into as of November 18, 2015, by and among Stamps.com Inc., a Delaware corporation, Wells Fargo Bank, National Association (“Wells Fargo”), JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Wells Fargo as administrative agent for the Lenders. Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Credit Agreement

10.2
Collateral Agreement made and entered into as of November 18, 2015, by and among Stamps.com Inc., a Delaware corporation, the Grantors (as defined therein), in favor of Wells Fargo Bank, National Association as administrative agent for the benefit of the Secured Parties (as defined therein). Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Collateral Agreement

99.1	Press Release issued on November 18, 2015 regarding the Acquisition.

+Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

November 24, 2015	/s/ Seth Weisberg
Date	(Signature)

Seth Weisberg,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
+Credit Agreement made and entered into as of November 18, 2015, by and among Stamps.com Inc., a Delaware corporation, Wells Fargo Bank, National Association (“Wells Fargo”), JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Wells Fargo as administrative agent for the Lenders. Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Credit Agreement

10.2
Collateral Agreement made and entered into as of November 18, 2015, by and among Stamps.com Inc., a Delaware corporation, the Grantors (as defined therein), in favor of Wells Fargo Bank, National Association as administrative agent for the benefit of the Secured Parties (as defined therein). Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Collateral Agreement

99.1	Press Release issued on November 18, 2015 regarding the Acquisition.

+Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.